UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2010, Jason L. Baird accepted an employment offer from Geeknet, Inc. (“Company”) for the position of Chief Operations Officer. The material terms of Mr. Baird’s employment offer are set forth below in Item 5.02(c) and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On April 15, 2010, the Company issued a press release announcing the appointment of Jason L. Baird, age 36, as Chief Operations Officer, effective as of such date.

From 2006 until April 2010, Mr. Baird was Vice President, Online Advertising Sales Strategy and Operations for MTV Networks International.  Mr. Baird founded and supervised all aspects of advertising operations, planning and product. He headed a global team spanning Asia-Pacific, Latin America and Europe that drove significant revenue growth.  From 2004-2005, Mr. Baird was the Senior Director, Online Advertising Operations at MTV Networks, where he directed a team of product and operations specialists and identified and developed solutions and modeling for yield optimization.  Neither MTV Networks International nor MTV Networks are affiliated with Geeknet, Inc. Mr. Sweeney holds a B.A. degree in marketing from the University of Illinois, located in Champaign-Urbana, Illinois.

There are no family relationships between Mr. Baird and any executive officers, directors, or other employees of the Company. Mr. Baird has no material interests in any transactions or proposed transactions with the Company.

A copy of the press release entitled “Geeknet Names MTV Executive Jason Baird Chief Operations Officer” dated April 15, 2010, is attached as Exhibit 99.1 hereto and is furnished in this report.

Pursuant to an employment offer letter dated March 22, 2010 entered into between the Company and Mr. Baird on March 22, 2010, Mr. Sweeney will receive an annual base salary of $250,000, and will be eligible to receive, during the Company’s fiscal year 2010, a pro-rated discretionary bonus, targeted at fifty percent (50%) of his annual base salary, with the actual amount of such bonus, if any, to be determined by the Compensation Committee of the Company’s Board of Directors, in its sole discretion.  In addition, Mr. Baird has been granted an option (the “Option”) to purchase 250,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on April 15, 2010, the date Mr. Baird commenced his employment at the Company (the “Start Date”). The Option will vest over a four year period, with twenty-five percent (25%) of the shares subject to the Option vesting on the one (1) year anniversary of the Start Date, and one forty-eighth (1/48th) of the shares subject to the Option vesting each full month thereafter. The vesting of the shares subject to the Option may be accelerated in the event that the Company is subject to a change of control. Mr. Baird will also be eligible to participate in the Company’s employee benefit programs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished as part of this Current Report:

EXHIBIT	DESCRIPTION
NUMBER

99.1	Press Release entitled, “Geeknet Names MTV Executive Jason Baird Chief Operations Officer” dated April 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: April 19, 2010

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
NUMBER

99.1	Press Release entitled, “Geeknet Names MTV Executive Jason Baird Chief Operations Officer” dated April 15, 2010